                                   EXHIBIT 21

EXHIBIT 21.  SUBSIDIARIES OF THE COMPANY
             ---------------------------

The following table lists the subsidiaries of the Company and their jurisdictions of organization.


                                                        Percentage of Voting
                                                        Securities and
                          Jurisdiction of               Other Interests
                          Organization                  Owned by the Company
Atlas Precious
Metals Inc.           Nevada                              100%

Atlas Gold
Mining Inc.           Nevada                              100%

Atlas Perlite Inc.    Oregon                              100%

Granges Inc.          Canada                             27.7%

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